UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2023

BARNWELL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-5103	72-0496921
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Alakea Street, Suite 500
Honolulu, Hawaii 96813
(Address of Principal Executive Offices) (Zip Code)

(808) 531-8400
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 Par Value	BRN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 21, 2023, Barnwell Industries, Inc. (“Barnwell” or the “Company”) entered into a Cooperation and Support Binding Term Sheet (the “Cooperation Agreement”) with Alexander C. Kinzler, MRMP-Managers LLC, the Ned L. Sherwood Revocable Trust, NLS Advisory Group, Inc. and Ned L. Sherwood (collectively, the “MRMP Stockholders”), with respect to the potential proxy contest pertaining to the election of directors to Barnwell’s Board of Directors (the “Board”) at the Company’s 2023 annual meeting of stockholders (the “2023 Annual Meeting”).

The Cooperation Agreement provides, among other things, that:

•
Director Nominations.  Pursuant to the terms of the Cooperation Agreement, among other things, the Company has agreed to promptly appoint Joshua S. Horowitz and Laurance Narbut to serve on the Board, subject to certain customary board procedures. The Board has determined that each of Mr. Horowitz and Mr. Narbut are independent under applicable NYSE rules and regulations.  Additionally, the Company has agreed to nominate Mr. Kinzler, Barnwell’s CEO and President, Kenneth Grossman, Douglas Woodrum, and Messrs. Horowitz and Narbut as candidates for election to the Board at the 2023 Annual Meeting and the 2024 annual meeting of stockholders (the “2024 Annual Meeting”) and Mr. Kinzler and the MRMP Stockholders have agreed to vote their respective shares of common stock of the Company in favor of the election of the Company’s slate at the 2023 Annual Meeting and 2024 Annual Meeting.  The Company has agreed to use commercially reasonable efforts to hold the 2023 Annual Meeting within sixty (60) days of the Effective Date (as defined in the Cooperation Agreement).

•
Standstill.  The MRMP Stockholders agreed to observe normal and customary standstill provisions during the period (the “Standstill Period”) beginning on January 21, 2023 until the date ten business days prior to the deadline for the submission of stockholder nominations for directors for the Company’s 2025 annual meeting of stockholders.  The standstill provisions provide, among other things, that the MRMP Stockholders will not (except as otherwise permitted by the Cooperation Agreement):

o
make, participate in or propose any tender or exchange offer for any Company Securities or any merger, consolidation, acquisition, business combination, recapitalization, restructuring, liquidation, dissolution or other similar extraordinary transaction involving the Company or any of its subsidiaries or its or their securities or assets;

o	make any private proposal, alone or in concert with others, that would reasonably be expected to require the Company or the MRMP Stockholders to make public disclosure (of any kind);

o
engage in any solicitation of proxies or become a “participant” in a contested “solicitation” of proxies, each as defined under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) with respect to securities of the Company;

o	seek any additional representation on the Board, seek the removal of any member of the Board or encourage any person to submit nominees in furtherance of a contested election;

o	make any request for stockholders list materials or other books and records of the Company;

o	present at any Stockholder Meeting any proposal, resolution or motion for consideration for action by stockholders or seek to call any Stockholder Meeting;

o	make or be the proponent of any stockholder proposal;

o	grant any proxy, consent or other authority to vote with respect to any matters;

o
take any action in support of or make any public disclosure, announcement, statement, proposal, plan or request with respect to: (i) controlling, changing or influencing the Board or management of the Company, including any plans or proposals relating to any change in the number or term of directors or the filling of any vacancies on the Board, (ii) any material change in the business, capitalization, stock repurchase programs and practices, capital allocation programs and practices or dividend policy of the Company, (iii) any other material change in the Company’s management, compensation, business, corporate or governance structure, (iv) any waiver, amendment or modification to the Certificate of Incorporation or the By-Laws, (v) causing a class of Company Securities to be delisted from, or to cease to be authorized to be quoted on, any securities exchange or (vi) causing a class of equity Company Securities to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;

o	form, join or act in concert with any other person or group, including a “group” as defined pursuant to Section 13(d) of the Exchange Act with respect to any securities of the Company;

o	make any public disclosure, announcement, plan or request involving the Company, its management, business, policies or the Board;

o
make any request or submit any proposal to amend or waive the terms of the Cooperation Agreement, which could reasonably be expected to require a public announcement or disclosure of such a request or proposal; or

o
enter into any discussions, negotiations, agreements or understandings (whether written or oral) with any third party to take any action with respect to any of the foregoing, or facilitate, knowingly assist, finance, knowingly encourage or seek to persuade any third party to take any action the MRMP Stockholders are prohibited from taking pursuant to the Cooperation Agreement.

•
Voting Matters. During the Standstill Period, Mr. Kinzler and the MRMP Stockholders agree that they will (A) be present for quorum purposes at any annual or special meeting of the Company’s stockholders, and (B) vote or cause to be voted (including in any action by written consent) all shares of the Company common stock beneficially owned, or deemed to be beneficially owned (as determined under Rule 13d-3 promulgated under the Exchange Act), and entitled to vote as of the record date, by Mr. Kinzler and the MRMP Stockholders in favor of the slate of directors recommended by the Board.

•
Ownership Limit. Each MRMP Stockholder agreed that, for a period of twelve (12) months following January 21, 2023 (“Initial Security Period”) they shall not have, in the aggregate, beneficial ownership of, or economic exposure to, more than twenty-eight percent (28%) of the Company’s outstanding Company Securities that are entitled to vote at any meeting of the Company’s stockholders and that following the Initial Security Period and for a period of twelve (12) months thereafter, Mr. Ned L. Sherwood and his Affiliates may acquire beneficial ownership of, or economic exposure to, Company Securities, provided that, after giving effect to any such acquisition, Mr. Ned L. Sherwood and his Affiliates, taken together, shall not have, in the aggregate, beneficial ownership of, or economic exposure to, more than thirty percent (30%) of the Company’s outstanding Company Securities that are entitled to vote at any meeting of the Company’s stockholders.

•
Expense Reimbursement. The Company agreed to reimburse the MRMP Stockholders  and Mr. Kinzler for their reasonable, documented out-of-pocket fees and expenses (including legal expenses) in connection with the negotiation and execution of the Cooperation Agreement and the transactions contemplated hereby and the proposed nomination of directors by the MRMP Stockholders in connection with the 2023 Annual Meeting. The expenses shall be paid promptly, but in no event no later than thirty (30) days, following the Effective Date.

•	Termination of Tax Benefits Preservation Plan. Pursuant to the terms of the Cooperation Agreement, the Company also agreed to terminate the previously enacted Tax Benefits Preservation Plan.

•
Board Size.  During the Standstill Period, and except as contemplated by the Cooperation Agreement, Barnwell agreed that it will not expand the size of the Board above five members and shall not establish or maintain an executive committee or another committee with similar powers of the Board without each of Messrs. Horowitz and Narbut being appointed as a member of such committee.

•	Mutual Non-Disparagement. Subject to customary exceptions, the parties to the Cooperation Agreement agreed to observe normal and customary non-disparagement provisions.

The foregoing summary is qualified in its entirety by reference to the full text of the Cooperation Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated in its entirety by reference herein.

Item 8.01	Other Events.

At a meeting of the Company’s Board of Directors on January 21, 2023, Mr. Kenneth S. Grossman was elected Chairman of the Board.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1
Cooperation and Support Binding Term Sheet, dated as of January 21, 2023, by and among Barnwell Industries, Inc., Alexander C. Kinzler MRMP-Managers LLC, the Ned L. Sherwood Revocable Trust, NLS Advisory Group and Ned L. Sherwood

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly

Dated: January 25, 2023
BARNWELL INDUSTRIES, INC.

	By:	/s/ Russell M. Gifford
		Name:	Russell M. Gifford
		Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1
Cooperation and Support Binding Term Sheet, dated as of January 21, 2023, by and among Barnwell Industries, Inc., MRMP-Managers LLC, the Ned L. Sherwood Revocable Trust, NLS Advisory Group, Inc. and Ned L. Sherwood

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)